NEWS RELEASE
FOR IMMEDIATE RELEASE
July 29, 2026

Entergy reports second quarter 2026 financial results
Company affirms guidance and outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported second quarter 2026 earnings per share of $1.03 on an as-reported and an adjusted (non-GAAP) basis.
“At our investor day in June, we provided a comprehensive update on our differentiated growth story that starts with our customers,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “In the second quarter, we made steady progress across key customer, operational, regulatory, and financial areas.  We remain solidly on track to achieve our objectives for 2026 and beyond.”

Business highlights included the following:
•The APSC approved Entergy Arkansas’s Generating Arkansas Jobs Act rider rate update.
•The PUCT approved Entergy Texas’s DCRF rate update.
•Entergy New Orleans and Entergy Louisiana each filed their annual formula rate plans.
•Entergy Arkansas filed its 2025 historical year formula rate plan netting adjustment.
•Entergy Louisiana and Entergy New Orleans each filed for an extension of their formula rate plans.
•Entergy Corporation completed a $2.175 billion common stock offering with a forward component.
•Entergy Texas was awarded an approximately $200 million Texas Energy Fund grant for electric reliability, which will strengthen the grid at no cost to customers.
•River Bend Station nuclear plant celebrated 40 years of producing clean, reliable electricity.
•Entergy’s nuclear team received four Top Innovative Practice awards from the Nuclear Energy Institute.
•Entergy was named to The Civic 50, a Points of Light initiative honoring the 50 most community-minded companies in the U.S.

Table of contents	Page
News release Table of appendices and financial statements A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 6 7 10 13 14 15 17 19

Entergy reports second quarter 2026 financial results
July 29, 2026

Consolidated earnings (GAAP and non-GAAP measures)
Second quarter and year-to-date 2026 vs. 2025 (See Appendix A for reconciliation of GAAP to non-GAAP measures and details on adjustments)
	Second quarter			Year-to-date
	2026	2025	Change	2026	2025	Change
(After-tax, $ in millions)
As-reported earnings	483	468	15	868	829	39
Less adjustments	-	-	-	(14)	-	(14)
Adjusted earnings (non-GAAP)	483	468	15	881	829	52
Estimated weather impact	3	38	(35)	(7)	60	(67)

(After-tax, per share in $)
As-reported earnings	1.03	1.05	(0.01)	1.87	1.87	-
Less adjustments	-	-	-	(0.03)	-	(0.03)
Adjusted earnings (non-GAAP)	1.03	1.05	(0.01)	1.90	1.87	0.03
Estimated weather impact	0.01	0.08	(0.08)	(0.02)	0.14	(0.15)

Calculations may differ due to rounding
Consolidated results
For second quarter 2026, the company reported earnings of $483 million, or $1.03 per share, on an as-reported and an adjusted basis. This compared to second quarter 2025 earnings of $468 million, or $1.05 per share, on an as-reported and an adjusted basis.
Summary discussions of results by business follow. Additional details, including information on operating cash flow by business, are provided in Appendix A. Appendix B provides a more detailed analysis of earnings per share variances by business.
Business results
Utility
For second quarter 2026, the Utility business reported earnings attributable to Entergy Corporation of $626 million, or $1.34 per share, on an as-reported and an adjusted basis. This compared to second quarter 2025 earnings of $599 million, or $1.34 per share, on an as-reported and an adjusted basis.
The primary drivers for the quarter’s earnings increase included:
•the net effect of regulatory actions across several operating companies;
•return on construction work in progress for certain utility plant investments;
•higher retail sales volume; and
•higher other income (deductions).

These drivers were partially offset by higher interest expense, higher O&M, and higher depreciation and amortization.

On a per share basis, second quarter 2026 results reflected higher diluted average number of common shares outstanding primarily due to the settlement of equity forwards in 2025 and 2026 as well as the dilutive effect of an increase in the stock price on unsettled equity forwards.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For second quarter 2026, Parent & Other reported a loss attributable to Entergy Corporation of $(143 million), or (31) cents per share, on an as-reported and an adjusted basis. This compared to a second

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Entergy reports second quarter 2026 financial results
July 29, 2026

quarter 2025 loss of $(131 million), or (29) cents per share, on an as-reported and an adjusted basis.
The primary driver for the quarter-over-quarter change was higher interest expense.
On a per share basis, second quarter 2026 results reflected higher diluted average number of common shares outstanding (see details in Utility section).
Earnings per share guidance
Entergy affirmed its 2026 adjusted earnings per share guidance range of $4.25 to $4.45. See the earnings call presentation for additional details.
The company has provided 2026 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described in the “Non-GAAP financial measures” section. The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include, among other things, certain significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses.
Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Wednesday, July 29, 2026, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at investors.entergy.com/investors/events-and-presentations or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The earnings call presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at investors.entergy.com/investors/events-and-presentations and by telephone. The telephone replay will be available through Aug. 5, 2026, by dialing 800-770-2030, conference ID 9024832.
Entergy (NYSE: ETR) generates, transmits and distributes electricity to power life for more than 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi and Texas. We’re focused on keeping costs for our customers as low as possible while providing reliable energy that our communities count on. We’re also investing in growth for the future with a more resilient, cleaner energy system that includes modern natural gas, nuclear and renewable energy generation. As a nationally recognized leader in sustainability and corporate citizenship, we deliver more than $100 million in economic benefits each year to the communities we serve through philanthropy, volunteerism and advocacy. Entergy is a Fortune 500 company headquartered in New Orleans, Louisiana, and has approximately 12,000 employees. Learn more at Entergy.com and connect with @Entergy on social media.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the earnings call presentation. Both documents are available on Entergy’s Investor Relations website at investors.entergy.com/investors/events-and-presentations.

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Entergy reports second quarter 2026 financial results
July 29, 2026

Entergy maintains a web page as part of its Investor Relations website entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of adjusted earnings, which excludes the effect of certain “adjustments”. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses. In addition to reporting GAAP earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, owners, and analysts; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE, adjusted ROE excluding affiliate preferred, FFO to adjusted debt, gross liquidity, net liquidity, adjusted Parent debt to total adjusted debt, adjusted debt to adjusted capitalization, and adjusted net debt to adjusted net capitalization are measures Entergy uses internally for management and board of directors discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. These metrics are defined in Appendix E.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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Entergy reports second quarter 2026 financial results
July 29, 2026

Cautionary note regarding forward-looking statements
This news release contains certain “forward-looking statements” within the meaning of federal securities laws that are subject to risks and uncertainties. Such statements include, among other things, statements regarding Entergy’s 2026 adjusted earnings per share guidance and capital plan; financial and operational outlooks and expected industrial sales; industrial load growth outlooks; statements regarding its resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations within this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K and any subsequent public filings with the Securities and Exchange Commission; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including (1) strategic transactions that Entergy or its subsidiaries may undertake and the risks that any such transaction may not be completed as and when expected or the anticipated benefits may not be realized, and (2) Entergy’s ability to meet the rapidly growing demand for electricity, including from large-scale data centers and other large customers, and to manage the impacts of such growth on customers and its business, or the risk that contracted or expected load growth does not materialize or is not sustained; (h) risks and uncertainties associated with the resolution of pending or future applications, regulatory proceedings, litigation or governmental official actions relating to generation, transmission, or other facilities and the effect of related public and political opposition, including, in each case, those relating to any facilities designed to serve large-scale data centers; (i) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (j) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, such as changes in monetary, fiscal, trade, tax, environmental, or energy (including, among other things, data center energy use, efficiency standards, and sources of power) policies, as well as changes in utility regulations, including those relating to new projects designed to serve the increased load growth of large-scale data centers and other large customers; (2) changes in commodity markets, capital markets, or economic conditions; and (3) technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Investor inquiries: Liz Hunter 504-576-3294 ehunte1@entergy.com	Media inquiries: Cristina del Canto 504-576-4238 mdelcan@entergy.com

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Second quarter 2026 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Second quarter and year-to-date 2026 vs. 2025 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Second quarter			Year-to-date
	2026	2025	Change	2026	2025	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	626	599	27	1,166	1,089	77
Parent & Other	(143)	(131)	(12)	(298)	(260)	(38)
Consolidated	483	468	15	868	829	39

Less adjustments
Utility	-	-	-	-	-	-
Parent & Other	-	-	-	(14)	-	(14)
Consolidated	-	-	-	(14)	-	(14)

Adjusted earnings (loss) (non-GAAP)
Utility	626	599	27	1,166	1,089	77
Parent & Other	(143)	(131)	(12)	(284)	(260)	(25)
Consolidated	483	468	15	881	829	52
Estimated weather impact	3	38	(35)	(7)	60	(67)

Diluted average number of common shares outstanding (in millions)	466	446	21	464	443	21

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	1.34	1.34	-	2.51	2.45	0.06
Parent & Other	(0.31)	(0.29)	(0.01)	(0.64)	(0.59)	(0.06)
Consolidated	1.03	1.05	(0.01)	1.87	1.87	-

Less adjustments
Utility	-	-	-	-	-	-
Parent & Other	-	-	-	(0.03)	-	(0.03)
Consolidated	-	-	-	(0.03)	-	(0.03)

Adjusted earnings (loss) (non-GAAP)
Utility	1.34	1.34	-	2.51	2.45	0.06
Parent & Other	(0.31)	(0.29)	(0.01)	(0.61)	(0.59)	(0.03)
Consolidated	1.03	1.05	(0.01)	1.90	1.87	0.03
Estimated weather impact	0.01	0.08	(0.08)	(0.02)	0.14	(0.15)

Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Second quarter and year-to-date 2026 vs. 2025
	Second quarter			Year-to-date
	2026	2025	Change	2026	2025	Change
(Pre-tax except for income tax effect and totals; $ in millions)
Parent & Other
1Q26 impairment related to the expected sale of a non-utility business interest in Independence power plant	-	-	-	(18)	-	(18)
Income tax effect on Parent & Other adjustment above	-	-	-	4	-	4
Total Parent and Other	-	-	-	(14)	-	(14)

Total adjustments	-	-	-	(14)	-	(14)

(After-tax, per share in $) (b)
Parent & Other
1Q26 impairment related to the expected sale of a non-utility business interest in Independence power plant	-	-	-	(0.03)	-	(0.03)
Total Parent & Other	-	-	-	(0.03)	-	(0.03)

Total adjustments	-	-	-	(0.03)	-	(0.03)

Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the corresponding earnings (loss) by the income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
Second quarter and year-to-date 2026 vs. 2025
(Pre-tax except for income taxes and totals; $ in millions)
	Second quarter			Year-to-date
	2026	2025	Change	2026	2025	Change
Parent & Other
Asset write-offs, impairments, and related charges	-	-	-	(18)	-	(18)
Income taxes	-	-	-	4	-	4
Total Parent & Other	-	-	-	(14)	-	(14)

Total adjustments	-	-	-	(14)	-	(14)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Second quarter and year-to-date 2026 vs. 2025
($ in millions)
	Second quarter			Year-to-date
	2026	2025	Change	2026	2025	Change
Utility	2,021	1,371	650	2,891	1,937	954
Parent & Other	(128)	(110)	(18)	(169)	(139)	(30)
Consolidated	1,893	1,262	631	2,722	1,798	924

Calculations may differ due to rounding

Second quarter 2026 OCF increased primarily due to higher receipts of advance payments related to customer agreements, higher collections from Utility customers, and lower fuel and purchased power payments. These increases were partially offset by the timing of payments to vendors and higher interest payments.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2026 versus 2025 as-reported and adjusted earnings per share variances.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d)
Second quarter 2026 vs. 2025
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2025 earnings (loss)	1.34	1.34		(0.29)	(0.29)		1.05	1.05
Operating revenue less: fuel, fuel-related exp. and gas purch. for resale; purch. power; and other reg. chgs. (credits) – net	0.18	0.18	(e)	-	-		0.18	0.18
Nuclear refueling outage expenses	-	-		-	-		-	-
Other O&M	(0.08)	(0.08)	(f)	-	-		(0.08)	(0.08)
Asset write-offs, impairments, and related charges	-	-		-	-		-	-
Decommissioning	(0.01)	(0.01)		-	-		-	-
Taxes other than income taxes	(0.02)	(0.02)		-	-		(0.02)	(0.02)
Depreciation and amortization	(0.05)	(0.05)	(g)	-	-		(0.04)	(0.04)
Other income (deductions)	0.13	0.13	(h)	0.01	0.01		0.15	0.15
Interest expense	(0.11)	(0.11)	(i)	(0.04)	(0.04)	(j)	(0.15)	(0.15)
Income taxes – other	0.01	0.01		-	-		-	-
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.06)	(0.06)		0.01	0.01		(0.05)	(0.05)	(k)
2026 earnings (loss)	1.34	1.34		(0.31)	(0.31)		1.03	1.03

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings per share variance analysis (c), (d)
Year-to-date 2026 vs. 2025
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2025 earnings (loss)	2.45	2.45		(0.59)	(0.59)		1.87	1.87
Operating revenue less: fuel, fuel-related exp. and gas purch. for resale; purch. power; and other reg. chgs. (credits) – net	0.07	0.07	(e)	-	-		0.07	0.07
Nuclear refueling outage expenses	0.02	0.02		-	-		0.02	0.02
Other O&M	(0.08)	(0.08)	(f)	-	-		(0.08)	(0.08)
Asset write-offs, impairments, and related charges	-	-		(0.03)	-	(l)	(0.03)	-
Decommissioning	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Taxes other than income taxes	(0.04)	(0.04)	(m)	-	-		(0.04)	(0.04)
Depreciation and amortization	(0.09)	(0.09)	(g)	-	-		(0.09)	(0.09)
Other income (deductions)	0.46	0.46	(h)	0.01	0.01		0.48	0.48
Interest expense	(0.18)	(0.18)	(i)	(0.06)	(0.06)	(j)	(0.24)	(0.24)
Income taxes – other	0.02	0.02		-	-		0.02	0.02
Preferred dividend requirements and noncontrolling interests	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Share effect	(0.12)	(0.12)		0.03	0.03		(0.09)	(0.09)	(k)
2026 earnings (loss)	2.51	2.51		(0.64)	(0.61)		1.87	1.90

h
Calculations may differ due to rounding

(c)Utility operating revenue and Utility income taxes – other variances exclude the following for the return/collection of excess/deficient unprotected ADIT (net effect was neutral to earnings) ($ in millions):

	2Q26	2Q25	YTD26	YTD25
Utility operating revenue	(13)	(4)	(28)	(6)
Utility income taxes – other	13	4	28	6
(d)EPS effects of individual income statement line item variances are calculated by multiplying the pre-tax amount by the income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line-item variances. Share effect captures the per share impact from the change in diluted average number of common shares outstanding.
(e)The second quarter and year-to-date earnings increases reflected the effect of rate actions including: E-AR’s FRP, E-AR’s Generating Arkansas Jobs Act Rider, E-LA’s FRP (including FRP riders), E-LA’s RPCR, E-MS’s FRP interim facilities rate adjustment, and E-TX’s DCRF. 2026 results included higher revenue related to the amortization of certain customer advances designed to provide a return on CWIP for certain utility plant investments, which is recognized as the related costs are incurred. The increases also reflected higher electric volume, including the effects of weather, as well as second quarter 2025 MISO capacity costs at E-TX prior to the implementation of a new capacity cost rider, which was effective June 2026. The increases were partially offset by the absence of revenues and gas purchase for resale from the natural gas LDC businesses that were sold in July 2025. Changes in regulatory provisions for decommissioning items was also a driver (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral). The year-to-date increase also included the effects of E-MS’s grid modernization rider.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power;
and other regulatory charges (credits) – net variance analysis
2026 vs. 2025 ($ EPS)

	2Q	YTD
Electric volume / weather	0.04	0.03
Retail electric price	0.15	0.32
Return on CWIP for certain utility plant investments	0.07	0.12
E-TX MISO capacity costs	0.03	0.03
Sale of natural gas LDCs	(0.04)	(0.11)
Reg. provisions for decommissioning items	(0.07)	(0.36)
Other	0.02	0.05
Total	0.18	0.07
(f)The second quarter earnings decrease from higher Utility other O&M was primarily due to an increase in power delivery expenses driven by higher vegetation maintenance costs, as well as higher compensation and benefits costs resulting from higher healthcare claims activity and the timing of the recognition of prescription drug rebates. The second quarter decrease was partially offset by lower bad debt expense. The year-to-date earnings decrease from higher Utility other O&M was primarily due to an increase in power delivery expenses driven by higher vegetation maintenance costs, a higher scope of work performed in 2026 as compared to 2025, and increased labor costs. The year-to-date decrease also reflected higher compensation and benefits, primarily due to a revision to estimated incentive-based compensation expense in 2025. The year-to-date decrease was partially offset by higher nuclear insurance refunds, lower gas operation expenses resulting from the sale of natural gas LDC businesses, and decreases in loss provisions and bad debt expense.
(g)The second quarter and year-to-date earnings decreases from higher Utility depreciation and amortization were primarily due to higher plant in service. The decreases also reflected higher FERC jurisdictional depreciation rates at E-AR and E -LA effective Jan. 2026, and an increase in E-LA’s nuclear depreciation rates effective Sept. 2025.
(h)The second quarter and year-to-date earnings increases from higher Utility other income (deductions) included changes in nuclear decommissioning trust returns, including portfolio rebalancing in 2026 (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral). The increases also reflected higher amortization of tax gross ups on customer advances, including customer advances for construction as well as higher external interest income. The increases were partially offset by a true-up of E-LA’s MISO cost recovery mechanism.
(i)The second quarter and year-to-date earnings decreases from higher Utility interest expense were primarily due to higher debt balances, a higher average interest rate, and higher carrying costs on customer advances. The year-to-date decrease also reflected 2026 carrying costs on retained net proceeds from the monetization of nuclear production tax credits.

(j)The second quarter and year-to-date earnings decreases from higher Parent & Other interest expense were primarily due to the issuance of $1.3 billion of junior subordinated debentures in Nov. 2025.
(k)The second quarter and year-to-date earnings per share decreases from share effect were due to higher diluted average number of common shares outstanding. The increases in shares outstanding were primarily due to the settlement of equity forwards in Oct. 2025, Feb. 2026, and June 2026 and the dilutive effect of an increase in the stock price on unsettled equity forwards.
(l)The year-to-date as-reported earnings decrease from higher Parent & Other asset write-offs, impairments, and related charges was due to a first quarter 2026 $(18 million) ($(14 million) after tax) non-cash impairment related to the expected sale of a non-utility business interest in the Independence power plant (considered an adjustment and excluded from adjusted earnings).
(m)The year-to-date earnings decrease from higher Utility taxes other than income taxes was primarily due to increases in ad valorem taxes resulting from higher assessments and millage rate increases.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Second quarter and year-to-date 2026 vs. 2025
	Second quarter				Year-to-date
	2026	2025	% change	% weather adj. (n)	2026	2025	% change	% weather adj. (n)
GWh sold
Residential	8,736	8,899	(1.8)	2.8	16,792	17,683	(5.0)	(0.2)
Commercial	7,208	7,265	(0.8)	0.3	13,437	13,507	(0.5)	(0.1)
Governmental	617	617	-	1.6	1,172	1,176	(0.3)	0.3
Industrial	17,164	15,620	9.9	9.9	33,060	29,452	12.3	12.3
Total retail	33,725	32,401	4.1	5.7	64,461	61,818	4.3	5.9
Wholesale	3,338	4,133	(19.2)		6,127	5,767	6.2
Total	37,063	36,534	1.4		70,588	67,585	4.4

Number of electric retail customers
Residential					2,637,865	2,608,472	1.1
Commercial					374,149	371,699	0.7
Governmental					19,105	18,008	6.1
Industrial					39,892	41,227	(3.2)
Total					3,071,011	3,039,406	1.0

Other O&M and nuclear refueling outage exp. per MWh	$21.24	$20.33	4.4		$20.88	$21.28	(1.9)

Calculations may differ due to rounding
(n)The effects of weather were estimated using hourly heating degree days and cooling degree days for the period from various locations and comparing to a “normal” temperature range for each jurisdiction based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, weather-adjusted retail sales increased 5.7 percent. The increase was primarily due to a 9.9 percent increase in industrial volume driven by higher sales to data center, primary metals, and chlor-alkali customers. Residential sales were 2.8 percent higher.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
2026 vs. 2025 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)
For 12 months ending June 30	2026	2025	Change
GAAP measure
As-reported ROE	10.4%	11.4%	(1)%

Non-GAAP financial measure
Adjusted ROE	10.5%	11.5%	(1)%

As of June 30 ($ in millions, except where noted)	2026	2025	Change
GAAP measures
Cash and cash equivalents	3,854	1,176	2,678
Available revolver capacity	4,346	4,345	1
Commercial paper	1,544	459	1,085
Total debt	34,749	30,522	4,227
Junior subordinated debentures	2,500	1,200	1,300
Securitization debt	213	230	(17)
Total debt to total capital	65%	65%	-
Storm escrows	314	303	11

Non-GAAP financial measures ($ in millions, except where noted)
FFO to adjusted debt	15.8%	15.1%	0.7%
Adjusted debt to adjusted capitalization	63%	63%	-
Adjusted net debt to adjusted net capitalization	60%	62%	(2)%
Gross liquidity	8,200	5,521	2,679
Net liquidity	10,026	7,631	2,395
Adjusted Parent debt to total adjusted debt	18%	17%	1%

Build-to-suit lease agreement (o)	1,450	-	1,450

Calculations may differ due to rounding
(o)Maximum counterparty commitment; see Form 10-K for the fiscal year ended Dec. 2025 for additional details.

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales
Financial measures – GAAP
As-reported ROE	Last twelve months net income attributable to Entergy Corp. divided by average common equity
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total capitalization	Total debt plus subsidiaries’ preferred stock without sinking fund plus total equity
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper
Total debt to total capitalization	Total debt divided by total capitalization
Financial measures – non-GAAP
Adjusted capitalization	Total capitalization excluding securitization debt
Adjusted debt	Total debt excluding securitization debt and 50% of junior subordinated debentures
Adjusted debt to adjusted capitalization	Adjusted debt divided by adjusted capitalization
Adjusted earnings (loss)	As-reported earnings (loss) minus adjustments
Adjusted EPS	Adjusted earnings (loss) divided by the diluted average number of common shares outstanding
Adjusted net capitalization	Adjusted capitalization minus cash and cash equivalents
Adjusted net debt	Adjusted debt minus cash and cash equivalents
Adjusted net debt to adjusted net capitalization	Adjusted net debt divided by adjusted net capitalization
Adjusted Parent debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities plus unamortized debt issuance costs and discounts minus 50% of junior subordinated debentures
Adjusted Parent debt to total adjusted debt	Adjusted Parent debt divided by consolidated adjusted debt
Adjusted ROE	Last twelve months adjusted earnings divided by average common equity
Adjusted ROE excluding affiliate preferred	Last twelve months adjusted earnings, excluding dividend income from affiliate preferred as well as the after-tax cost of debt financing for preferred investment, divided by average common equity adjusted to exclude the estimated equity associated with the affiliate preferred investment
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses
FFO	Last twelve months OCF minus preferred dividend requirements of subsidiaries, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, customer advances – current, and other working capital accounts), 50% of interest on junior subordinated debentures, and securitization regulatory charges
FFO to adjusted debt	Last twelve months FFO divided by end of period adjusted debt
Gross liquidity	Sum of cash and cash equivalents plus available revolver capacity
Net liquidity	Sum of cash and cash equivalents, available revolver capacity, escrow accounts available for certain storm expenses, and equity sold forward but not yet settled minus commercial paper

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
A&G ACM ADIT AFUDC APSC BESS CAGR CCCT CCNO CFO COD CT CWIP DCRF DRM E-AR E-LA E-MS E-NO E-TX EPS ETR FFO FRP GAAP GCRR GGO Grand Gulf or GGNS Independence LDC
Administrative and general expenses
Additional Capacity Mechanism
Accumulated deferred income taxes
Allowance for funds used during construction
Arkansas Public Service Commission
Battery and energy storage system
Compound annual growth rate
Combined cycle combustion turbine
Council of the City of New Orleans
Cash from operations
Commercial operation date
Combustion turbine
Construction work in progress
Distribution Cost Recovery Factor
Distribution Recovery Mechanism
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings per share
Entergy Corporation
Funds from operations
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Geaux Green Option
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Independence Steam Electric Station
Local distribution company
LPSC LTM MCRM MISO Moody’s MPSC NDT NYSE O&M OCAPS OCF OpCo Other O&M P&O PMR PPA PUCT RECs RSHCR ROE RPCR S&P SEC SERI TAM TCRF TRM VMR WACC
Louisiana Public Service Commission
Last twelve months
MISO Cost Recovery Mechanism
Midcontinent Independent System Operator, Inc.
Moody’s Ratings
Mississippi Public Service Commission
Nuclear decommissioning trust
New York Stock Exchange
Operation and maintenance
Orange County Advanced Power Station (CCCT)
Net cash flow provided by operating activities
Utility operating company
Other operation and maintenance expense
Parent & Other
Performance Management Rider
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Renewable energy certificates
Resilience and Storm Hardening Cost Recovery
Return on equity
Resilience Plan Cost Recovery Rider
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Tax Adjustment Mechanism
Transmission Cost Recovery Factor
Transmission Recovery Mechanism
Vegetation management rider
Weighted average cost of capital

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Second quarter
		2026	2025
As-reported net income attributable to Entergy Corporation	(A)	1,797	1,760
Adjustments	(B)	(14)	(5)

Adjusted earnings (non-GAAP)	(C)=(A-B)	1,811	1,765

Average common equity (average of beginning and ending balances)	(D)	17,221	15,390

As-reported ROE	(A/D)	10.4%	11.4%
Adjusted ROE (non-GAAP)	(C/D)	10.5%	11.5%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – FFO to adjusted debt
($ in millions except where noted)		Second quarter
		2026	2025
Total debt	(A)	34,749	30,522
Securitization debt	(B)	213	230
50% junior subordinated debentures	(C)	1,250	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	33,286	29,692

Net cash flow provided by operating activities, LTM	(E)	6,075	4,740

Preferred dividend requirements of subsidiaries, LTM	(F)	(18)	(18)

50% of the interest expense associated with junior subordinated debentures, LTM	(G)	(68)	(43)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(30)	(84)
Fuel inventory		38	(1)
Accounts payable		226	208
Taxes accrued		69	18
Interest accrued		49	45
Deferred fuel costs		(139)	(216)
Customer advances – current		918	455
Other working capital accounts		(244)	(109)
Securitization regulatory charges, LTM		18	17
Total	(H)	904	332

FFO, LTM (non-GAAP)	(I)=(E-F-G-H)	5,257	4,469

FFO to adjusted debt (non-GAAP)	(I/D)	15.8%	15.1%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – adjusted debt ratios; gross liquidity; and net liquidity
($ in millions except where noted)		Second quarter
		2026	2025
Total debt	(A)	34,749	30,522
Securitization debt	(B)	213	230
50% junior subordinated debentures	(C)	1,250	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	33,286	29,692
Cash and cash equivalents	(E)	3,854	1,176
Adjusted net debt (non-GAAP)	(F)=(D-E)	29,432	28,516

Commercial paper	(G)	1,544	459

Total capitalization	(H)	53,289	47,050
Securitization debt	(B)	213	230
Adjusted capitalization (non-GAAP)	(I)=(H-B)	53,076	46,820
Cash and cash equivalents	(E)	3,854	1,176
Adjusted net capitalization (non-GAAP)	(J)=(I-E)	49,222	45,644

Total debt to total capitalization	(A/H)	65%	65%
Adjusted debt to adjusted capitalization (non-GAAP)	(D/I)	63%	63%
Adjusted net debt to adjusted net capitalization (non-GAAP)	(F/J)	60%	62%

Available revolver capacity	(K)	4,346	4,345

Storm escrows	(L)	314	303
Equity sold forward, not yet settled (p)	(M)	3,056	2,266

Gross liquidity (non-GAAP)	(N)=(E+K)	8,200	5,521
Net liquidity (non-GAAP)	(N-G+L+M)	10,026	7,631

Entergy Corporation notes:
Due September 2025		-	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Junior subordinated debentures due Dec. 2054		1200	1,200
Junior subordinated debentures due June 2056		700	-
Junior subordinated debentures due June 2056		600	-
Total Parent long-term debt	(O)	5,750	5,250
Revolver drawn	(P)	-	-
Unamortized debt issuance costs and discounts	(Q)	(53)	(42)
Total Parent debt	(R)=(G+O+P+Q)	7,242	5,667

Adjusted Parent debt (non-GAAP)	(S)=(R-C)	5,992	5,067

Adjusted Parent debt to total adjusted debt (non-GAAP)	(S/D)	18%	17%

Calculations may differ due to rounding
(p)Reflects adjustments, including for common dividends between contracting and settlement.

Financial statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$55,591	$62,598	$118,189
Temporary cash investments	3,507,668	228,188	3,735,856
Total cash and cash equivalents	3,563,259	290,786	3,854,045
Accounts receivable:
Customer	872,618	—	872,618
Allowance for doubtful accounts	(29,436)	—	(29,436)
Associated companies	4,346	(4,346)	—
Other	226,001	4,058	230,059
Accrued unbilled revenues	635,234	—	635,234
Total accounts receivable	1,708,763	(288)	1,708,475
Deferred fuel costs	192,004	—	192,004
Fuel inventory - at average cost	135,171	2,482	137,653
Materials and supplies	1,782,001	2,543	1,784,544
Deferred nuclear refueling outage costs	125,220	—	125,220
Prepayments and other	548,640	(146,380)	402,260
TOTAL	8,055,058	149,143	8,204,201

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,889,949	(3,889,949)	—
Decommissioning trust funds	6,722,325	—	6,722,325
Non-utility property - at cost (less accumulated depreciation)	473,479	6,440	479,919
Storm reserve escrow accounts	314,335	—	314,335
Other	62,001	66,793	128,794
TOTAL	11,462,089	(3,816,716)	7,645,373

PROPERTY, PLANT, AND EQUIPMENT

Electric	76,445,043	100,828	76,545,871
Construction work in progress	9,018,714	139	9,018,853
Nuclear fuel	809,430	—	809,430
TOTAL PROPERTY, PLANT, AND EQUIPMENT	86,273,187	100,967	86,374,154
Less - accumulated depreciation and amortization	29,178,225	72,493	29,250,718
PROPERTY, PLANT, AND EQUIPMENT - NET	57,094,962	28,474	57,123,436

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,871,706	—	4,871,706
Deferred fuel costs	172,201	—	172,201
Goodwill	367,582	—	367,582
Accumulated deferred income taxes	25,986	3,733	29,719
Other	629,654	(41,254)	588,400
TOTAL	6,067,129	(37,521)	6,029,608

TOTAL ASSETS	$82,679,238	$(3,676,620)	$79,002,618

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$760,174	$750,000	$1,510,174
Notes payable and commercial paper:
Associated companies	45,564	(45,564)	—
Other	25,313	1,544,183	1,569,496
Accounts payable:
Associated companies	37,596	(37,596)	—
Other	2,713,471	2,751	2,716,222
Customer deposits	491,361	—	491,361
Taxes accrued	552,551	(15,161)	537,390
Interest accrued	310,212	20,953	331,165
Deferred fuel costs	20,861	—	20,861
Pension and other postretirement liabilities	50,253	11,112	61,365
Customer advances	1,470,056	—	1,470,056
Other	286,506	3,995	290,501
TOTAL	6,763,918	2,234,673	8,998,591

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,842,544	(1,966,880)	5,875,664
Accumulated deferred investment tax credits	183,073	—	183,073
Regulatory liability for income taxes - net	1,034,742	—	1,034,742
Other regulatory liabilities	3,989,788	—	3,989,788
Customer advances	170,298	—	170,298
Decommissioning and asset retirement cost liabilities	5,062,850	694	5,063,544
Accumulated provisions	471,949	220	472,169
Pension and other postretirement liabilities	70,591	18,021	88,612
Long-term debt	26,600,155	4,947,497	31,547,652
Customer advances for construction	2,086,359	—	2,086,359
Other	1,356,994	(404,964)	952,030
TOTAL	48,869,343	2,594,588	51,463,931

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2026 - none	—	—	—
Common stock, $0.01 par value, authorized 998,000,000 shares;			—
issued 596,525,807 shares in 2026	2,280,842	(2,274,877)	5,965
Paid-in capital	5,785,308	4,181,182	9,966,490
Retained earnings	18,769,152	(5,789,092)	12,980,060
Accumulated other comprehensive income	40,198	(41,288)	(1,090)
Less - treasury stock, at cost (129,894,309 shares in 2026)	120,000	4,602,305	4,722,305
TOTAL SHAREHOLDERS' EQUITY	26,755,500	(8,526,380)	18,229,120
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	95,316	(3,750)	91,566
TOTAL	26,850,816	(8,530,130)	18,320,686

TOTAL LIABILITIES AND EQUITY	$82,679,238	$(3,676,620)	$79,002,618

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$39,221	$6,674	$45,895
Temporary cash investments	1,817,764	65,257	1,883,021
Total cash and cash equivalents	1,856,985	71,931	1,928,916
Accounts receivable:
Customer	735,734	—	735,734
Allowance for doubtful accounts	(32,324)	—	(32,324)
Associated companies	4,643	(4,643)	—
Other	239,157	3,245	242,402
Accrued unbilled revenues	524,420	—	524,420
Total accounts receivable	1,471,630	(1,398)	1,470,232
Deferred fuel costs	54,133	—	54,133
Fuel inventory - at average cost	125,480	6,494	131,974
Materials and supplies	1,705,669	4,726	1,710,395
Deferred nuclear refueling outage costs	86,497	—	86,497
Prepayments and other	431,881	(7,177)	424,704
TOTAL	5,732,275	74,576	5,806,851

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,014,624	(4,014,624)	—
Decommissioning trust funds	6,300,880	—	6,300,880
Non-utility property - at cost (less accumulated depreciation)	475,121	6,469	481,590
Storm reserve escrow accounts	308,784	—	308,784
Other	57,013	67,401	124,414
TOTAL	11,156,422	(3,940,754)	7,215,668

PROPERTY, PLANT, AND EQUIPMENT

Electric	74,546,777	204,140	74,750,917
Construction work in progress	6,018,996	1,012	6,020,008
Nuclear fuel	834,690	—	834,690
TOTAL PROPERTY, PLANT, AND EQUIPMENT	81,400,463	205,152	81,605,615
Less - accumulated depreciation and amortization	28,598,552	152,449	28,751,001
PROPERTY, PLANT, AND EQUIPMENT - NET	52,801,911	52,703	52,854,614

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,005,976	—	5,005,976
Deferred fuel costs	172,201	—	172,201
Goodwill	367,582	—	367,582
Accumulated deferred income taxes	12,311	3,229	15,540
Other	477,426	(25,128)	452,298
TOTAL	6,035,496	(21,899)	6,013,597

TOTAL ASSETS	$75,726,104	$(3,835,374)	$71,890,730

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,625,140	$750,000	$2,375,140
Notes payable and commercial paper:
Other	20,012	637,762	657,774
Accounts payable:
Associated companies	43,470	(43,470)	—
Other	2,560,083	5,463	2,565,546
Customer deposits	479,796	—	479,796
Taxes accrued	526,984	(1,795)	525,189
Interest accrued	256,476	29,181	285,657
Deferred fuel costs	14,562	—	14,562
Pension and other postretirement liabilities	51,906	11,308	63,214
Customer advances	632,850	—	632,850
Other	218,775	4,465	223,240
TOTAL	6,430,054	1,392,914	7,822,968

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,503,093	(1,910,412)	5,592,681
Accumulated deferred investment tax credits	187,173	—	187,173
Regulatory liability for income taxes - net	1,079,699	—	1,079,699
Other regulatory liabilities	3,911,839	—	3,911,839
Customer advances	35,000	—	35,000
Decommissioning and asset retirement cost liabilities	4,943,671	3,859	4,947,530
Accumulated provisions	495,549	230	495,779
Pension and other postretirement liabilities	70,484	43,446	113,930
Long-term debt	22,956,499	4,945,522	27,902,021
Customer advances for construction	1,615,455	—	1,615,455
Other	1,359,531	(406,453)	953,078
TOTAL	44,157,993	2,676,192	46,834,185

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2025 - none	—	—	—
Common stock, $0.01 par value, authorized 998,000,000 shares;
issued 583,203,774 shares in 2025	2,280,842	(2,275,010)	5,832
Paid-in capital	5,420,248	3,559,139	8,979,387
Retained earnings	17,223,994	(4,525,558)	12,698,436
Accumulated other comprehensive income (loss)	42,971	(45,977)	(3,006)
Less - treasury stock, at cost (130,864,409 shares in 2025)	120,000	4,637,573	4,757,573
TOTAL SHAREHOLDERS' EQUITY	24,848,055	(7,924,979)	16,923,076
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	94,841	(3,750)	91,091
TOTAL	24,942,896	(7,928,729)	17,014,167

TOTAL LIABILITIES AND EQUITY	$75,726,104	$(3,835,374)	$71,890,730

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,513,488	$—	$3,513,488
Other	—	10,150	10,150
Total	3,513,488	10,150	3,523,638

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	756,802	2,541	759,343
Purchased power	305,250	1,993	307,243
Nuclear refueling outage expenses	28,433	—	28,433
Other operation and maintenance	758,723	12,695	771,418
Decommissioning	59,460	63	59,523
Taxes other than income taxes	214,095	675	214,770
Depreciation and amortization	547,671	508	548,179
Other regulatory charges (credits) - net	(15,360)	—	(15,360)
Total	2,655,074	18,475	2,673,549

OPERATING INCOME	858,414	(8,325)	850,089

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	54,741	—	54,741
Interest and investment income	243,168	(68,260)	174,908
Miscellaneous - net	(48,391)	(1,596)	(49,987)
Total	249,518	(69,856)	179,662

INTEREST EXPENSE
Interest expense	351,493	81,621	433,114
Allowance for borrowed funds used during construction	(22,861)	—	(22,861)
Total	328,632	81,621	410,253

INCOME BEFORE INCOME TAXES	779,300	(159,802)	619,498

Income taxes	148,924	(17,246)	131,678

CONSOLIDATED NET INCOME	630,376	(142,556)	487,820

Preferred dividend requirements of subsidiaries and noncontrolling interests	4,714	499	5,213

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$625,662	$(143,055)	$482,607

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.36	($0.31)	$1.05
DILUTED	$1.34	($0.31)	$1.03

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			458,745,729
DILUTED			466,308,890
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,274,945	$—	$3,274,945
Natural gas	40,778	—	40,778
Other	—	13,126	13,126
Total	3,315,723	13,126	3,328,849

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	631,773	4,501	636,274
Purchased power	372,842	3,263	376,105
Nuclear refueling outage expenses	29,613	—	29,613
Other operation and maintenance	713,296	11,167	724,463
Decommissioning	56,490	79	56,569
Taxes other than income taxes	200,784	990	201,774
Depreciation and amortization	520,896	1,687	522,583
Other regulatory charges (credits) - net	(55,957)	—	(55,957)
Total	2,469,737	21,687	2,491,424

OPERATING INCOME	845,986	(8,561)	837,425

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	51,305	—	51,305
Interest and investment income	160,248	(72,829)	87,419
Miscellaneous - net	(41,497)	(2,225)	(43,722)
Total	170,056	(75,054)	95,002

INTEREST EXPENSE
Interest expense	282,026	61,041	343,067
Allowance for borrowed funds used during construction	(20,993)	—	(20,993)
Total	261,033	61,041	322,074

INCOME BEFORE INCOME TAXES	755,009	(144,656)	610,353

Income taxes	152,836	(14,437)	138,399

CONSOLIDATED NET INCOME	602,173	(130,219)	471,954

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,525	499	4,024

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$598,648	$(130,718)	$467,930

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.36	($0.30)	$1.07
DILUTED	$1.34	($0.29)	$1.05

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			439,182,369
DILUTED			445,700,889
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$6,683,761	$—	$6,683,761
Other	—	27,503	27,503
Total	6,683,761	27,503	6,711,264

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,362,097	9,070	1,371,167
Purchased power	663,755	6,531	670,286
Nuclear refueling outage expenses	52,576	—	52,576
Other operation and maintenance	1,421,165	23,818	1,444,983
Asset write-offs, impairments, and related charges	—	18,059	18,059
Decommissioning	118,194	147	118,341
Taxes other than income taxes	420,082	1,212	421,294
Depreciation and amortization	1,086,299	2,009	1,088,308
Other regulatory charges (credits) - net	103,939	—	103,939
Total	5,228,107	60,846	5,288,953

OPERATING INCOME	1,455,654	(33,343)	1,422,311

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	102,081	—	102,081
Interest and investment income	526,847	(136,129)	390,718
Miscellaneous - net	(16,796)	(10,228)	(27,024)
Total	612,132	(146,357)	465,775

INTEREST EXPENSE
Interest expense	674,734	158,296	833,030
Allowance for borrowed funds used during construction	(43,037)	—	(43,037)
Total	631,697	158,296	789,993

INCOME BEFORE INCOME TAXES	1,436,089	(337,996)	1,098,093

Income taxes	260,328	(40,860)	219,468

CONSOLIDATED NET INCOME	1,175,761	(297,136)	878,625

Preferred dividend requirements of subsidiaries and noncontrolling interests	10,104	998	11,102

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,165,657	$(298,134)	$867,523

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.55	($0.65)	$1.90
DILUTED	$2.51	($0.64)	$1.87

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			457,240,145
DILUTED			464,415,110
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$6,032,811	$—	$6,032,811
Natural gas	112,509	—	112,509
Other	—	30,403	30,403
Total	6,145,320	30,403	6,175,723

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	970,756	10,040	980,796
Purchased power	714,926	6,925	721,851
Nuclear refueling outage expenses	62,654	—	62,654
Other operation and maintenance	1,375,770	21,360	1,397,130
Decommissioning	112,342	156	112,498
Taxes other than income taxes	398,929	1,610	400,539
Depreciation and amortization	1,032,231	3,295	1,035,526
Other regulatory charges (credits) - net	(72,800)	—	(72,800)
Total	4,594,808	43,386	4,638,194

OPERATING INCOME	1,550,512	(12,983)	1,537,529

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	95,323	—	95,323
Interest and investment income	267,423	(146,598)	120,825
Miscellaneous - net	(24,770)	(4,226)	(28,996)
Total	337,976	(150,824)	187,152

INTEREST EXPENSE
Interest expense	567,750	123,701	691,451
Allowance for borrowed funds used during construction	(39,586)	—	(39,586)
Total	528,164	123,701	651,865

INCOME BEFORE INCOME TAXES	1,360,324	(287,508)	1,072,816

Income taxes	267,109	(28,669)	238,440

CONSOLIDATED NET INCOME	1,093,215	(258,839)	834,376

Preferred dividend requirements of subsidiaries and noncontrolling interests	4,688	998	5,686

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,088,527	$(259,837)	$828,690

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.50	($0.60)	$1.91
DILUTED	$2.45	($0.59)	$1.87

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			434,789,473
DILUTED			443,446,875
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$13,426,264	$—	$13,426,264
Natural gas	98	—	98
Other	—	55,865	55,865
Total	13,426,362	55,865	13,482,227

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,729,688	20,086	2,749,774
Purchased power	1,176,544	12,889	1,189,433
Nuclear refueling outage expenses	103,351	—	103,351
Other operation and maintenance	3,058,395	44,555	3,102,950
Asset write-offs, impairments, and related charges	12,795	18,059	30,854
Decommissioning	233,408	311	233,719
Taxes other than income taxes	837,053	2,366	839,419
Depreciation and amortization	2,125,122	5,352	2,130,474
Other regulatory charges (credits) - net	15,193	—	15,193
Total	10,291,549	103,618	10,395,167

OPERATING INCOME	3,134,813	(47,753)	3,087,060

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	187,484	—	187,484
Interest and investment income	864,427	(277,186)	587,241
Miscellaneous - net	(77,861)	(12,588)	(90,449)
Total	974,050	(289,774)	684,276

INTEREST EXPENSE
Interest expense	1,269,005	285,529	1,554,534
Allowance for borrowed funds used during construction	(79,755)	—	(79,755)
Total	1,189,250	285,529	1,474,779

INCOME BEFORE INCOME TAXES	2,919,613	(623,056)	2,296,557

Income taxes	544,491	(65,511)	478,980

CONSOLIDATED NET INCOME	2,375,122	(557,545)	1,817,577

Preferred dividend requirements of subsidiaries and noncontrolling interests	18,476	1,996	20,472

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,356,646	$(559,541)	$1,797,105

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.20	($1.23)	$3.97
DILUTED	$5.12	($1.22)	$3.90

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			453,162,554
DILUTED			460,266,587
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$12,047,990	$—	$12,047,990
Natural gas	189,555	—	189,555
Other	—	69,583	69,583
Total	12,237,545	69,583	12,307,128

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,066,600	31,904	2,098,504
Purchased power	1,109,368	22,872	1,132,240
Nuclear refueling outage expenses	133,133	—	133,133
Other operation and maintenance	2,860,230	46,331	2,906,561
Asset write-offs, impairments, and related charges (credits)	—	(24,641)	(24,641)
Decommissioning	224,729	275	225,004
Taxes other than income taxes	770,838	2,700	773,538
Depreciation and amortization	2,037,073	6,597	2,043,670
Other regulatory charges (credits) - net	(313,887)	—	(313,887)
Total	8,888,084	86,038	8,974,122

OPERATING INCOME	3,349,461	(16,455)	3,333,006

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	172,299	—	172,299
Interest and investment income	493,181	(294,774)	198,407
Miscellaneous - net	(105,355)	(20,317)	(125,672)
Total	560,125	(315,091)	245,034

INTEREST EXPENSE
Interest expense	1,060,285	255,748	1,316,033
Allowance for borrowed funds used during construction	(70,125)	—	(70,125)
Total	990,160	255,748	1,245,908

INCOME BEFORE INCOME TAXES	2,919,426	(587,294)	2,332,132

Income taxes	635,209	(70,369)	564,840

CONSOLIDATED NET INCOME	2,284,217	(516,925)	1,767,292

Preferred dividend requirements of subsidiaries and noncontrolling interests	5,218	1,997	7,215

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,278,999	$(518,922)	$1,760,077

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.28	($1.20)	$4.08
DILUTED	$5.19	($1.18)	$4.01

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			431,697,791
DILUTED			439,029,562
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2026 vs. 2025
(Dollars in thousands)
(Unaudited)
	2026	2025	Variance

OPERATING ACTIVITIES
Consolidated net income	$487,820	$471,954	$15,866
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	671,470	632,638	38,832
Deferred income taxes, tax credits, and non-current taxes accrued	134,817	136,301	(1,484)
Changes in working capital:
Receivables	(290,601)	(326,522)	35,921
Fuel inventory	(7,866)	(8,113)	247
Accounts payable	107,920	136,058	(28,138)
Taxes accrued	121,935	106,819	15,116
Interest accrued	(1,739)	11,272	(13,011)
Deferred fuel costs	177,038	14,031	163,007
Customer advances - current	489,386	197,992	291,394
Other working capital accounts	(2,092)	(64,325)	62,233
Changes in provisions for estimated losses	9,082	(4,205)	13,287
Changes in other regulatory assets	19,038	19,705	(667)
Changes in other regulatory liabilities	417,323	221,843	195,480
Change in customer advances - non-current	18,100	—	18,100
Changes in pension and other postretirement funded status	(46,382)	(46,134)	(248)
Other	(412,460)	(237,712)	(174,748)
Net cash flow provided by operating activities	1,892,789	1,261,602	631,187
INVESTING ACTIVITIES
Construction/capital expenditures	(2,778,526)	(2,008,157)	(770,369)
Allowance for equity funds used during construction	54,741	39,143	15,598
Nuclear fuel purchases	(49,030)	(40,567)	(8,463)
Payment for purchase of plant	(263)	(326)	63
Insurance proceeds received for property damages	14,282	—	14,282
Changes in securitization account	5,942	8,747	(2,805)
Payments to storm reserve escrow accounts	(2,784)	(2,360)	(424)
Decrease (increase) in other investments	83,477	(2,131)	85,608
Proceeds from nuclear decommissioning trust fund sales	602,192	348,265	253,927
Investment in nuclear decommissioning trust funds	(601,090)	(373,065)	(228,025)
Net cash flow used in investing activities	(2,671,059)	(2,030,451)	(640,608)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	944,166	1,070,099	(125,933)
Treasury stock	4,942	1,879	3,063
Common stock	671,460	804,631	(133,171)
Retirement of long-term debt	(573,889)	(746,974)	173,085
Changes in commercial paper - net	187,142	(854,380)	1,041,522
Customer advances received for construction	624,156	520,995	103,161
Customer advances used for construction	(245,319)	(95,938)	(149,381)
Other	(253,785)	(6,196)	(247,589)
Dividends paid:
Common stock	(293,032)	(258,467)	(34,565)
Preferred stock	(4,579)	(4,579)	—
Net cash flow provided by financing activities	1,061,262	431,070	630,192
Net increase in cash and cash equivalents	282,992	(337,779)	620,771
Cash and cash equivalents at beginning of period	3,571,053	1,513,410	2,057,643
Cash and cash equivalents at end of period	$3,854,045	$1,175,631	$2,678,414

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$396,608	$321,381	$75,227
Income taxes - net	$(1,878)	$3,739	$(5,617)

Noncash investing activities:
Accrued construction expenditures	$345,529	$(80,140)	$425,669

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date June 30, 2026 vs. 2025
(Dollars in thousands)
(Unaudited)
	2026	2025	Variance

OPERATING ACTIVITIES
Consolidated net income	$878,625	$834,376	$44,249
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,326,139	1,255,204	70,935
Deferred income taxes, tax credits, and non-current taxes accrued	220,890	231,274	(10,384)
Asset write-offs, impairments, and related charges	18,059	—	18,059
Changes in working capital:
Receivables	(225,491)	(275,045)	49,554
Fuel inventory	(5,679)	(4,852)	(827)
Accounts payable	134,118	(53,439)	187,557
Taxes accrued	12,201	11,230	971
Interest accrued	45,508	22,867	22,641
Deferred fuel costs	(131,572)	(263,205)	131,633
Customer advances - current	740,977	303,791	437,186
Other working capital accounts	(118,766)	(58,819)	(59,947)
Changes in provisions for estimated losses	(23,610)	(38,444)	14,834
Changes in other regulatory assets	134,270	174,523	(40,253)
Changes in other regulatory liabilities	32,992	20,040	12,952
Change in customer advances - non-current	135,298	25,000	110,298
Changes in pension and other postretirement funded status	(105,395)	(104,968)	(427)
Other	(346,811)	(281,743)	(65,068)
Net cash flow provided by operating activities	2,721,753	1,797,790	923,963
INVESTING ACTIVITIES
Construction/capital expenditures	(5,030,819)	(3,668,326)	(1,362,493)
Allowance for equity funds used during construction	102,081	83,161	18,920
Nuclear fuel purchases	(199,768)	(129,124)	(70,644)
Payment for purchase of plant	(263)	(1,608)	1,345
Insurance proceeds received for property damages	14,282	—	14,282
Changes in securitization account	215	3,309	(3,094)
Payments to storm reserve escrow accounts	(5,551)	(6,808)	1,257
Receipts from storm reserve escrow accounts	—	43,789	(43,789)
Increase (decrease) in other investments	65,548	(1,659)	67,207
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	3,546	(3,546)
Proceeds from nuclear decommissioning trust fund sales	1,548,167	713,102	835,065
Investment in nuclear decommissioning trust funds	(1,586,838)	(780,211)	(806,627)
Net cash flow used in investing activities	(5,092,946)	(3,740,829)	(1,352,117)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,625,848	3,517,949	1,107,899
Treasury stock	11,534	24,539	(13,005)
Common stock	1,017,171	804,631	212,540
Retirement of long-term debt	(1,864,866)	(1,599,728)	(265,138)
Changes in commercial paper - net	911,722	(451,686)	1,363,408
Customer advances received for construction	885,867	732,454	153,413
Customer advances used for construction	(436,221)	(245,481)	(190,740)
Other	(259,675)	2,164	(261,839)
Dividends paid:
Common stock	(585,899)	(516,716)	(69,183)
Preferred stock	(9,159)	(9,159)	—
Net cash flow provided by financing activities	4,296,322	2,258,967	2,037,355
Net increase in cash and cash equivalents	1,925,129	315,928	1,609,201
Cash and cash equivalents at beginning of period	1,928,916	859,703	1,069,213
Cash and cash equivalents at end of period	$3,854,045	$1,175,631	$2,678,414

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$683,997	$647,900	$36,097
Income taxes - net	$(2,301)	$2,487	$(4,788)

Noncash investing activities:
Accrued construction expenditures	$1,002,641	$576,992	$425,649

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2026 vs. 2025
(Dollars in thousands)
(Unaudited)
	2026	2025	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,817,577	$1,767,292	$50,285
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,608,073	2,492,274	115,799
Deferred income taxes, tax credits, and non-current taxes accrued	1,005,125	535,981	469,144
Asset write-offs, impairments, and related charges (credits)	30,854	(24,641)	55,495
Pension settlement charge	—	2,937	(2,937)
Changes in working capital:
Receivables	(30,279)	(84,435)	54,156
Fuel inventory	38,100	(1,278)	39,378
Accounts payable	226,312	207,954	18,358
Taxes accrued	69,054	17,577	51,477
Interest accrued	48,744	44,664	4,080
Deferred fuel costs	(139,476)	(215,580)	76,104
Customer advances - current	918,373	455,454	462,919
Other working capital accounts	(244,420)	(109,382)	(135,038)
Changes in provisions for estimated losses	4,550	419	4,131
Changes in other regulatory assets	244,661	292,315	(47,654)
Changes in other regulatory liabilities	193,763	300,205	(106,442)
Change in customer advances - non-current	145,298	25,000	120,298
Changes in pension and other postretirement funded status	(278,613)	(443,150)	164,537
Other	(583,082)	(523,762)	(59,320)
Net cash flow provided by operating activities	6,074,614	4,739,844	1,334,770
INVESTING ACTIVITIES
Construction/capital expenditures	(9,047,415)	(6,382,386)	(2,665,029)
Allowance for equity funds used during construction	199,646	160,137	39,509
Nuclear fuel purchases	(323,556)	(277,078)	(46,478)
Payment for purchase of plant	(2,172)	(650,928)	648,756
Proceeds from sale of business and assets	858,588	—	858,588
Insurance proceeds received for property damages	14,282	7,907	6,375
Changes in securitization account	(260)	2,641	(2,901)
Payments to storm reserve escrow accounts	(13,637)	(15,203)	1,566
Receipts from storm reserve escrow accounts	2,781	44,525	(41,744)
Decrease (increase) in other investments	(46,181)	8,242	(54,423)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	85,958	(85,958)
Proceeds from nuclear decommissioning trust fund sales	2,345,062	2,317,085	27,977
Investment in nuclear decommissioning trust funds	(2,448,709)	(2,424,248)	(24,461)
Net cash flow used in investing activities	(8,461,571)	(7,123,348)	(1,338,223)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,858,344	6,348,651	509,693
Treasury stock	23,636	115,351	(91,715)
Common stock	1,348,643	804,631	544,012
Retirement of long-term debt	(3,766,938)	(4,273,919)	506,981
Changes in commercial paper - net	1,093,891	(456,746)	1,550,637
Customer advances received for construction	1,797,178	1,087,528	709,650
Customer advances used for construction	(853,636)	(373,704)	(479,932)
Other	(274,094)	(13,382)	(260,712)
Dividends paid:
Common stock	(1,143,334)	(1,016,120)	(127,214)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	5,065,371	2,203,971	2,861,400
Net increase in cash and cash equivalents	2,678,414	(179,533)	2,857,947
Cash and cash equivalents at beginning of period	1,175,631	1,355,164	(179,533)
Cash and cash equivalents at end of period	$3,854,045	$1,175,631	$2,678,414

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$1,274,381	$1,229,789	$44,592
Income taxes - net (includes production tax credit sale proceeds)	$(519,859)	$36,216	$(556,075)

Noncash investing activities:
Accrued construction expenditures	$1,225,696	$655,019	$570,677